Registration No. 33-44428


             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                     __________________

               Post-Effective Amendment No. 1

                          FORM S-3
                   REGISTRATION STATEMENT
                           UNDER
                 THE SECURITIES ACT OF 1933
                    ___________________

                    Owens & Minor, Inc.
   (Exact name of registrant as specified in its charter)

  VIRGINIA                                   54-1701843
State or other jurisdiction of     (I.R.S. Employer
incorporation or
organization)                 Identification No.)


                       4800 Cox Road
                 Richmond, Virginia  23060
          (Address of principal executive offices)
                    ___________________

                        Drew St. J. Carneal
          Senior Vice President, Corporate Counsel
                  and Corporate Secretary
                       4800 Cox Road
                 Glen Allen, Virginia 23060
                       (804) 747-9794
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      With copies to:

                C. Porter Vaughan, III, Esq.
                     Hunton & Williams
                Riverfront Plaza, East Tower
                      951 Byrd Street
                     Richmond, Virginia
                        804-788-8285

Approximate date of commencement of proposed sale to the public _________________________

If the only securities being registered on this form are
being offered pursuant to dividend or reinvestment plans,
please check the following box   X

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box
________
     Owens & Minor, Inc., a Virginia corporation (the "Registrant"), became the successor issuer of Owens & Minor Medical, Inc., formerly Owens & Minor, Inc., a Virginia corporation (the "Predecessor Registrant"), as a result of a statutory share exchange pursuant to which the holders of all the outstanding shares of Common Stock of the Predecessor Registrant immediately before the exchange became holders of all the outstanding shares of Common Stock of the Registrant immediately thereafter. Pursuant to Rule 414(d) of the Securities Act of 1933, the Registrant hereby adopts Registration Statement No. 33-44428 on Form S-3 as its own registration statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of
1934.                         SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Owens & Minor, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 15th day of June, 1994.

                              OWENS & MINOR, INC.


                     By  /s/G. Gilmer Minor, III
                            G. Gilmer Minor, III
                          Chairman, President and
                           Chief Executive Officer

                     POWERS OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Drew St. J. Carneal, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact may do or cause to be done by virtue of these presents.
Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of June, 1994.




/s/G. Gilmer Minor, III
G. Gilmer Minor, III
Chairman, President and
Chief Executive Officer
Principal Executive Officer)


/s/Philip M. Minor
Philip M. Minor
Director


/s/R.E. Cabell, Jr.
R.E. Cabell, Jr.
Director


/s/James B. Farinholt, Jr.
James B. Farinholt, Jr.
Director


/s/William F. Fife
William F. Fife
Director


/s/Vernard W. Henley
Vernard W. Henley
Director


/s/E. Morgan Massey
E. Morgan Massey
Director


/s/James E. Rogers
James E. Rogers
Director



James E. Ukrop
Director



Anne Marie Whittemore
Director



C.G. Grefenstette
Director


/s/Glenn J. Dozier
Glenn J. Dozier
Chief Financial Officer
(Principal Financial Officer)


/s/F. Thomas Smiley
F. Thomas Smiley
Controller (Principal Accounting Officer)